EXHIBIT 99.1

For Immediate Release
February 11, 2010

For Further Information Contact:
Barry Hollander, Chief Financial Officer
 (561) 514-9044

TECHS LOANSTAR COMPLETES ACQUISITION OF SOCIAL NETWORK COMPANY

WEST PALM BEACH, FL. – Techs Loanstar, Inc. (OTC/BB: TCLN) (“Techs” or the “Company”) announced today that it has closed its acquisition of ZenZuu USA, Inc (“ZZUSA”).  Pursuant to the terms of the Share Exchange Agreement ZZUSA is now a wholly owned subsidiary of Techs.

About ZenZuu USA, Inc.
ZZUSA was incorporated on June 5, 2009 under the laws of the state of Nevada for the purpose of seeking a business opportunity in the online social network industry. On June 8, ZZUSA merged with (the “ZZP Merger”) ZZPartners, Inc. (“ZZP”), a Nevada corporation, formed in April 2008. ZZP was formed in April 2008 to acquire an exclusive license to use and operate in the United States, the online social database and advertising revenue-share model developed and maintained by ZenZuu, Inc. (“ZZI”), a Nevada corporation. In the ZZP Merger, ZZUSA acquired the license as well as all of the other assets and liabilities of ZZP.

In addition to using ZZI’s social network database and advertising revenue-sharing model in the Unites States, ZZUSA also plans to further develop the virtual space and keyword search capabilities of the site.  Additionally, the Company plans to capitalize on the ZZI member base to pursue not only national advertisers but also to attract local advertisers throughout the United States where there is any concentration of members.

About Techs Loanstar, Inc.
Techs Loanstar, Inc., a Nevada company was initially organized to provide loan management service and software for the equity and payday loan industry.  Upon completion of the Share Exchange, Techs plans on ceasing all operations relating to its historical business and has adopted the business plan of ZZUSA.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended.  These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Any statement containing words such as "believes" "anticipates" "plans" or "expects" and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties